Exhibit 4.2


                                FORM OF DEBENTURE


              UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF_______ OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO_______, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,_______., HAS AN INTEREST HEREIN.


Registered               COX COMMUNICATIONS, INC.                    Registered
No.                     ____% Debentures Due _____                   CUSIP


     Cox Communications, Inc., a Delaware corporation, promises to pay to __________, or registered assigns, the principal sum of __________ Dollars on
__________, 20__.

                      Interest Payment Dates:  [Date]

                      Record Dates:  [Date]


                      Additional provisions of this Note are set forth on the other side of this Note.


                                      COX COMMUNICATIONS, INC.,

                                      by
                                             President and Chief
                                             Executive Officer
[Seal]

                                             Secretary

Dated:


TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION
         This is one of the Debentures
         of the series designated therein
         referred to in the within-mentioned
         Indenture.

         ----------------,
         As Trustee

         by
           --------------------
           Authorized Signatory
         Dated: __________

                    REVERSE SIDE OF ____% DEBENTURE DUE ____

                            COX COMMUNICATIONS, INC.
                           ____% Debentures Due ____


                  1. Interest. Cox Communications, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Debenture at the rate per annum shown above. The Company will pay interest semiannually on ______ and ______ of each year, commencing on ______, 19__. Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from ______, 19__. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Debentures, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  2. Method of Payment. The Company will pay interest on the Debentures (except defaulted interest) to the Persons who are registered Holders of Debentures at the close of business on the February 1 or August 1 next preceding the interest payment date even if Debentures are canceled after the record date and on or before the interest payment date. Holders must surrender Debentures to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

                  3. Paying Agent and Registrar. Initially,______, a ______ banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent, Registrar or co-registrar.

                  4. Indenture. This Debenture is one of a duly authorized issue of securities of the Company (herein called the "Debentures"), issued and to be issued in one or more series under an Indenture dated as of ______, 19__ (such Indenture, as it may be amended or supplemented, is herein called the "Indenture"), between the Company and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Debentures are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms. Separate series of securities may be issued from time to time in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking or purchase funds (if any), may be subject to different repayment provisions (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided.

                  The Debentures are general unsecured obligations of the Company limited to $______ aggregate principal amount (subject to Section ______ of the Indenture), and will mature on ______, 20__.

                  5. Optional Redemption. The Debentures may be redeemed, at the option of the Company, in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) ___% of their principal amount and
(ii) the sum of the present values of the remaining scheduled payments of principal and interest on such Debentures (the "Remaining Life"), discounted on a semiannual basis, at the Treasury Rate (as defined herein) plus __ basis points, plus accrued interest thereon to the date of redemption. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent (as defined herein) as having a maturity comparable to the Remaining Life Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Debentures. "Quotation Agent" means one of the Reference Treasury Dealers (as defined herein) appointed by the Trustee after consultation with the Company.

                  "Comparable Treasury Price" means, with respect to any redemption date the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or, if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

                  "Quotation Agent" means the Reference Treasury Dealer appointed by the Company. "Reference Treasury Dealer" means (i) each of ______,______ and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer" ), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

                  "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third business day preceding such redemption date, using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

                  6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Debentures to be redeemed at his registered address. Debentures in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Debentures (or portions thereof) to be redeemed on the redemption date is deposited with the Trustee or a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Debentures (or such portions thereof) called for redemption.

                  7. Sinking Fund. There is no provision for a sinking fund for any of the Debentures.

                  8. Denominations; Transfer; Exchange. The Debentures are in registered form, without coupons, in denominations of ______ and whole multiples of $______. A Holder may transfer or exchange Debentures in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Debentures for a period of__ days before an interest payment date.

                  9. Persons Deemed Owners. The registered Holder of this Debenture may be treated as the owner of it for all purposes.

                  10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

                  11. Discharge and Defeasance. Subject to certain conditions, the Company at any time may terminate some or ail of its obligations under the Debentures and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Debentures to Stated Maturity.

                  12. Amendment; Waiver. Subject to certain exceptions set forth in the Indenture, (i) the Indenture may be amended with respect to the Debentures with the consent of the Holders of at least a majority in principal amount outstanding of the Debentures and (ii) any default or noncompliance with any provisions applicable to the Debentures may be waived with the consent of the Holders of a majority in principal amount outstanding of the Debentures. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Debentures to cure any ambiguity, omission, defect or inconsistency, or to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, or to provide for uncertificated Debentures in addition to or in place of certificated Debentures, or to add guarantees with respect to the Debentures or to secure the Debentures, or to add additional covenants or surrender any right or power conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder.

                  13. Defaults and Remedies. Under the Indenture, Events of Default with respect to the Debentures include (i) default for 30 days in payment of interest on the Debentures; (ii) default in payment of principal of or premium on the Debentures at Stated Maturity, upon acceleration or otherwise;
(iii) failure by the Company to comply with other agreements in the Debentures and in the Indenture that are applicable to the Debentures in certain cases, subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other
Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds__% of the aggregate outstanding principal amount of all Indebtedness of the Company and the Restricted Subsidiaries; and
(v) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Restricted Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least__% in principal amount of the Debentures may declare all the Debentures to be due and payable immediately. Certain events of bankruptcy, insolvency or reorganization are Events of Default which will result in the Debentures being due and payable immediately upon the occurrence of such Events of Default.

                  Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Debentures unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

                  14. Trustee Dealings with the Company. Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

                  15. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debenture, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.

                  16. Authentication. This Debenture shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Debenture.

                  17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

                  18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures the Company has caused CUSIP numbers to be printed on the Debentures and has directed the Trustee to use CUSIP numbers as a convenience to Holders. No representation is made as to the correctness of such numbers and reliance may be placed only on the other identification numbers printed on the Debentures.

                  19. Governing Law. This Debenture shall be deemed to be a New York contract, and for all purposes shall be construed in accordance with the laws of said State (without reference to principles of conflicts of law).

                     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Debenture in larger type. Requests may be made to:

                  Cox Communications, Inc.
                  1400 Lake Hearn Drive, N.E.
                  Atlanta, GA 30319
                  Attention of Chief Financial Officer

                                 ASSIGNMENT FORM

To assign this Debenture, fill in the form below:
     I or we assign and transfer this Debenture to

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         (Insert assignee's soc. sec. or tax I.D. No.)


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         (Print or type assignee's name, address and zip code)

and irrevocably appoint _______ agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.




Date:


                             Your Signature:
                                             ----------------------
                                             (Sign exactly as your name
                                              appears on the other side
                                              of this Debenture.)

Signature Guarantee:

                                                     (Signature      must     be
                                                     guaranteed  by an "eligible
                                                     guarantor      institution"
                                                     meeting the requirements of
                                                     the    Registrar,     which
                                                     requirements        include
                                                     memberships              or
                                                     participation     in    the
                                                     Security   Transfer   Agent
                                                     Medallion Program ("STAMP")
                                                     or  such  other  "signature
                                                     guarantee  program"  as may
                                                     be    determined   by   the
                                                     Registrar  in addition  to,
                                                     or  in  substitution   for,
                                                     STAMP,  all  in  accordance
                                                     with     the     Securities
                                                     Exchange Act of 1934.)